UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 8, 2015

SKULLCANDY, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35240	56-2362196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 West Ute. Blvd, Suite 250 Park City, Utah	84098
(Address of principal executive offices)	(Zip Code)
(435) 940-1545
(Registrant’s telephone number, including area code):
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 5, 2015, Rick Alden, a member of the board of directors of Skullcandy, Inc. (the “Company”) and Ptarmagin, LLC (“Ptarmagin”), each adopted a prearranged stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The Alden Irrevocable Trust, of which Mr. Alden’s family members are the beneficiaries, is the sole member of Ptarmagin.  Rule 10b5-1 of the Securities Exchange Commission (the “SEC”) permits individuals to adopt predetermined written plans for trading specified amounts of company stock when they are not in possession of material non-public information.  These plans enable gradual asset diversification while simultaneously minimizing the market effect of stock trades by spreading them out over an extended period of time.

The 10b5-1 plans involve only a portion of the shares owned by Mr. Alden and Ptarmagin, respectively. The plan adopted by Mr. Alden involves a market order to sell up to 25,000 shares of the Company’s common stock per month effective September 8, 2015 and expiring August 9, 2016, for a total of up to 300,000 shares.  The plan adopted by Ptarmagin involves a market order to sell up to 37,500 shares of the Company’s common stock per week effective September 10, 2015 and expiring September 6, 2016, for a total of up to 1,987,500 shares. Except as required by law, the Company does not undertake to report Rule 10b5-1 trading plans by other officers or directors of the Company or to report codifications, transactions or other activities under Rule 10b5-1 trading plans or the similar plans of any of its officers or directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 8, 2015

SKULLCANDY, INC.

By:	/s/ Patrick Grosso
Patrick Grosso
Vice President, Strategic Initiatives and Corporate Affairs, Chief Legal Officer and Corporate Secretary